                              EXHIBIT (3)(b)

                                                          EXHIBIT (3)(b)

                          CMS ENERGY CORPORATION

                                  BYLAWS


ARTICLE I:  LOCATION OF OFFICES
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      Section 1 - Registered Office: The registered office of CMS Energy Corporation, (the "Corporation") shall be at such place in the City of Jackson, County of Jackson, Michigan, or elsewhere in the State of Michigan, as the Board of Directors may from time to time designate.

      Section 2 - Other Offices: The Corporation may have and maintain other offices within or without the State of Michigan.

ARTICLE II:  CORPORATE SEAL
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      Section 1 - Corporate Seal: The Corporation shall have a corporate seal bearing the name of the Corporation. The form of the corporate seal may be altered by the Board of Directors.

ARTICLE III:  FISCAL YEAR
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      Section 1 - Fiscal Year: The fiscal year of the Corporation shall begin with the first day of January and end with the thirty-first day of December of each year.

ARTICLE IV:  SHAREHOLDERS' MEETINGS
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      Section 1 - Annual Meetings: An annual meeting of the shareholders for election of Directors and for such other business as may come before the meeting shall be held at the registered office of the Corporation or at such other place within or without the State of Michigan, at 10:00 AM, Eastern Daylight Saving Time, or at such other time on the fourth Friday in April of each year or upon such other day as the Board of Directors may designate, but in no event shall such date be more than 90 days after the fourth Friday in April.

      Section 2 - Special Meetings: Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board. Such meetings shall be held at the registered office of the Corporation or at such other place within or without the State of Michigan as the Board of Directors may designate.

      Section 3 - Notices: Except as otherwise provided by law, written notice of any meeting of the shareholders shall be given, either personally or by mail to each shareholder of record entitled to vote at such meeting, not less than ten days nor more than sixty days prior to date of the meeting, at their last known address as the same appears on the stock records of the Corporation. Written notice shall be considered given when deposited, with postage thereon prepaid, in a post office or official depository under the control of the United States postal service. Such notice shall specify the time and place of holding the meeting, the purpose or purposes for which such meeting is called, and the record date fixed for the determination of shareholders entitled to notice of and to vote at such meeting. The Board of Directors shall fix a record date for determining shareholders entitled to notice of and to vote at such meeting. The Board of Directors shall fix a record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders, which record date shall not be more than sixty days nor less than ten days before the date of the meeting. Such record date shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for purposes of the adjourned meeting.

             No notice of an adjourned meeting shall be necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting only such business may be transacted as might have been transacted at the original meeting. If, after an adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be mailed, in conformity with the provisions of the first paragraph of this
      Section 3, to each shareholder of record on the new record date entitled to vote at the adjourned meeting.

      Section 4 - Quorum: Except as otherwise provided by law or by the Articles of Incorporation of the Corporation, the holders of the shares of stock of the Corporation entitled to cast a majority of the votes at a meeting shall constitute a quorum for the transaction of business at the meeting, but a lesser number may convene any meeting and, by a majority vote of the shares present at the meeting, may adjourn the same from time to time until a quorum shall be present.

      Section 5 - Voting: Shareholders may vote at all meetings in person or by proxy in writing, but all proxies shall be filed with the Secretary of the meeting before being voted upon.

             Subject to the provisions of the Articles of Incorporation of the Corporation at all meetings of the shareholders of the Corporation each holder of Common Stock shall be entitled on all questions to one vote for each share of stock held by such holder, and a majority of the votes cast by the holders of shares entitled to vote thereon shall be sufficient for the adoption of any question presented, unless otherwise provided by law or by the Articles of Incorporation of the Corporation.

      Section 6 - Inspectors: In advance of any meeting of shareholders the Board of Directors shall appoint one or more inspectors to act at such meeting or any adjournment thereof. The inspectors shall have such powers and duties as are provided by law.

ARTICLE V:  DIRECTORS
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      Section 1 - Number: The Board of Directors of the Company shall consist of two members and an alternate of each, if desirable, or as many members or alternates as shall be fixed from time to time by resolution of the Board of Directors.

      Section 2 - Election: Each shareholder shall elect annually one Director and an alternate Director, if desirable, at the annual meeting of the shareholders.

      Section 3 - Term of Office: Subject to the provisions of the Articles of Incorporation of the Company and unless otherwise provided by law, the Directors shall hold office from the date of their election until the next succeeding annual meeting and until their successors are elected and shall qualify.

      Section 4 - Vacancies: Any vacancy or vacancies in the Board of Directors arising from any cause may be filled by appointment by the responsible Shareholder. An increase in the number of members shall be construed as creating a vacancy.

      Section 5 - Fees: Except as otherwise provided by law, the Board of Directors, by affirmative vote of all Directors then in office, may establish reasonable compensation for Directors for services to the Company as Directors, and may from time to time review and adjust such compensation in an amount the Board may deem reasonable.

ARTICLE VI:  DIRECTORS' MEETINGS
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      Section 1 - Organization Meeting: As soon as possible after their election, the Board of Directors shall meet and organize and may also transact other business.

      Section 2 - Other Meetings: Meetings of the Board of Directors may be held at any time upon call of the Secretary made at the direction of the Chairman of the Board, the President, or a Director.

      Section 3 - Place of Meeting: All meetings of Directors shall be held at such place within or without the State of Michigan as may be designated in the call therefore.

      Section 4 - Notice: A reasonable notice of all meetings, in writing or otherwise, shall be given to each Director or sent to the Director's residence or place of business; provided, however, that no notice shall be required for an organization meeting if held on the same day as the shareholders' meeting at which Directors were elected.

             No notice of the holding of an adjourned meeting shall be necessary.

             Notice of all meetings shall specify the time and place of holding the meeting and unless otherwise stated any and all business may be transacted at any such meeting.

             Notice of the time, place and purpose of any meeting may be waived in writing either before or after the holding thereof.

      Section 5 - Quorum: At all meetings of the Board of Directors a majority of the Board then in office shall constitute a quorum but a majority of the Directors present may convene and adjourn any such meeting from time to time until a quorum shall be present; provided, that if the Board shall consist of ten and not more than fifteen, then five members shall constitute a quorum; and if the Board shall consist of more than fifteen, then seven members shall constitute a quorum.

      Section 6 - Voting: All questions coming before any meeting of the Board of Directors for action shall be decided by a majority vote of the Directors present at such meeting, unless otherwise provided by law, the Articles of Incorporation of the Corporation or by these Bylaws.

      Section 7 - Participation by Communications Equipment: A Director or a member of a Committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

      Section 8 - Action Without Meeting: Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a Committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the Committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or Committee, and the consents shall have the same effect as a vote of the Board or Committee for all purposes.

ARTICLE VII:  EXECUTIVE AND OTHER COMMITTEES
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      Section 1 - Number and Qualifications: By resolution passed by a majority of the whole Board, the Board of Directors may from time to time designate one or more of their number to constitute an Executive or any other Committee of the Board, as the Board of Directors may from time to time determine to be desirable, and may fix the number of and designate the Chairman of each such Committee. Except as otherwise provided by law, the powers of each such Committee shall be as defined in the resolution or resolutions of the Board of Directors relating to the authorization of such Committee, and may include, if such resolution or resolutions so provide, the power and authority to declare a dividend or to authorize issuance of shares of stock of the Corporation.

      Section 2 - Appointment: The appointment of members of each such Committee, or other action respecting any Committee, may take place at any meeting of the Directors.

      Section 3 - Term of Office: The members of each Committee shall hold office at the pleasure of the Board of Directors.

      Section 4 - Vacancies: Any vacancy or vacancies in any such Committee arising from any cause shall be filled by resolution passed by a majority of the whole Board of Directors. By like vote the Board may designate one or more Directors to serve as alternate members of a Committee, who may replace an absent or disqualified member at a meeting of a Committee; provided, however, in the absence or disqualification of a member of a Committee, the members of the Committee present at a meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act in the place of the absent or disqualified member.

      Section 5 - Minutes: Except as provided in Section 2 of Article X hereof or as otherwise determined by the Board of Directors, each such Committee shall make a written report or recommendation following its meetings or keep minutes of all its meetings.

      Section 6 - Quorum: At all meetings of any duly authorized Committee of the Board of Directors, a majority of the members of such Committee shall constitute a quorum but a majority of the members present may convene and adjourn any such meeting from time to time until a quorum shall be present; provided, that with respect to any Committee of the Board other than the Executive Committee, if the membership of such Committee is four or less, then two members of such Committee shall constitute a quorum and one member may convene and adjourn any such meeting from time to time until a quorum shall be present.

ARTICLE VIII:  OFFICERS
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      Section 1 - Election: The officers shall be chosen by the Board of Directors. The Corporation shall have a Chairman of the Board, a President, a Secretary and a Treasurer, and such other officers as the Board of Directors may from time to time determine, who shall have respectively such duties and authority as may be provided by these Bylaws or as may be provided by resolution of the Board of Directors not inconsistent herewith. Any two or more of such offices may be held by the same persons but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, by the Articles of Incorporation of the Corporation or by these Bylaws to be executed, acknowledged or verified by two or more officers.

      Section 2 - Qualifications:  The Chairman of the Board, the
      President and Vice Chairmen, if any, shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

      Section 3 - Vacancies: Any vacancy or vacancies among the officers arising from any cause shall be filled by the Board of Directors. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of any officer to any other officer or to any Director.

      Section 4 - Term of Office: Each officer of the Corporation shall hold office until a successor is chosen and qualified, or until the officer's resignation or removal. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause.

      Section 5 - Compensation: The compensation of the officers shall be fixed by the Board of Directors.

ARTICLE IX:  AGENTS
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      Section 1 - Resident Agent: The Corporation shall have and continuously maintain a resident agent, which may be either an individual resident in the State of Michigan whose business office is identical with the Corporation's registered office or a Michigan corporation or a foreign corporation authorized to transact business in Michigan and having a business office identical with the Corporation's registered office. The Board of Directors shall appoint the resident agent.

      Section 2 - Other Agents: The Board of Directors may appoint such other agents as may in their judgment be necessary for the proper conduct of the business of the Corporation.

ARTICLE X:  POWERS AND DUTIES
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      Section 1 - Directors: The business and affairs of the Corporation shall be managed by the Board of Directors which shall have and exercise all of the powers and authority of the Corporation except as otherwise provided by law, by the Articles of Incorporation of the Corporation or by these Bylaws.

      Section 2 - Executive Committee: In the interim between meetings of the Board of Directors the Executive Committee shall have and exercise all the powers and authority of the Board of Directors except as otherwise provided by law. The Executive Committee shall meet from time to time on the call of the Chairman of the Board or the Chairman of the Committee. The Secretary shall keep minutes in sufficient detail to advise fully the Board of Directors of the actions taken by the Committee and shall submit copies of such minutes to the Board of Directors for its approval or other action at its next meeting.

      Section 3 - Chairman of the Board: The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors and of the Executive Committee, shall have general charge of the business and affairs of the Corporation; shall preside at all meetings of Directors and shareholders; and shall perform and do all acts and things incident to the position of Chairman of the Board, and such other duties as may be assigned from time to time by the Board of Directors or the Executive Committee.

             Unless otherwise provided by the Board or the Executive Committee, the Chairman of the Board shall have full power and authority on behalf of the Corporation to execute any shareholders' consents and to attend and act and to vote in person or by proxy at any meetings of shareholders of any corporation in which the Corporation may own stock and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. If the Chairman of the Board shall not exercise such powers, or in the absence or inability to act of the Chairman, the President may exercise such powers. In the absence or inability to act of the President, a Vice Chairman, if any, may exercise such powers. In the absence or inability to act of a Vice Chairman, any Vice President may exercise such powers. The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or persons.

      Section 4 - President: The President shall be the chief operating officer of the Corporation; shall perform and do all acts and things incident to such position and such other duties as may be assigned from time to time by the Board of Directors, the Executive Committee or the Chairman of the Board; in the absence of the Chairman of the Board and a Vice Chairman, shall preside at meetings of Directors; and in the absence of the Chairman of the Board shall preside at meetings of shareholders.

      Section 5 - Vice Chairman: A Vice Chairman, if any, shall perform such of the duties of the Chairman of the Board or the President on behalf of the Corporation as may be respectively assigned from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board or the President; in the absence of the Chairman of the Board shall preside at meetings of Directors; and in the absence of the Chairman of the Board and the President shall preside at meetings of shareholders.

      Section 6 - Vice Presidents: Vice Presidents, if any, shall perform such of the duties of the Chairman of the Board or the President or the Vice Chairman, if any, on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board or the President or a Vice Chairman. The Board of Directors or Executive Committee may designate one or more of the Vice Presidents as Executive Vice President or Senior Vice President.

      Section 7 - Controller: Subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, the President and the Vice President having general charge of accounting, the Controller, if any, shall have charge of the supervision of the accounting system of the Corporation, including the preparation and filing of all tax returns and financial reports required by law to be made to any and all public authorities and officials; and shall perform such other duties as may be assigned, from time to time, by the Board of Directors, the Executive Committee, the Chairman of the Board, the President, a Vice Chairman, if any, or Vice President having general charge of accounting.

      Section 8 - Treasurer: It shall be the duty of the Treasurer to have the care and custody of all the funds and securities, including the investment thereof, of the Corporation which may come into Treasurer's hands, and to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as may be designated, may endorse all commercial documents requiring endorsements for or on behalf of the Corporation, may sign all receipts and vouchers for the payments made to the Corporation, shall render an account of transactions to the Board of Directors or the Executive Committee as often as the Board or the Committee shall require, and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, the President and a Vice Chairman, if any.

      Section 9 - Secretary: The Secretary shall record the minutes of all meetings of the Board of Directors, of the Executive Committee, of the shareholders and of any Committees of the Board of Directors which keep formal minutes; shall attend to the giving and serving of all notices of the Corporation; shall prepare or cause to be prepared the list of shareholders required to be produced at any meeting; shall attest the seal of the Corporation upon all contracts and instruments executed under such seal, shall affix or cause to be affixed the seal of the Corporation thereto and to all certificates of shares of the capital stock, shall have charge of the stock records of the Corporation, and shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board, the President and a Vice Chairman, if any.

      Section 10 - General Counsel: The General Counsel, if any, shall have charge of all matters of a legal nature involving the Corporation.

      Section 11 - Assistant Controllers,
                   Assistant Secretaries and
                   Assistant Treasurers: An Assistant Controller, an Assistant Secretary or an Assistant Treasurer, if any, shall, in the absence or inability to act or at the request of the Controller, Secretary or Treasurer, respectively, perform the duties of the Controller or Secretary or Treasurer, respectively, and shall perform such other duties as may from time to time be assigned by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or a Vice Chairman, if any. The performance of any such duty shall be conclusive evidence of right to act.

      Section 12 - Principal Financial Officer and
                   Principal Accounting Officer: The Board of Directors or the Executive Committee may from time to time designate officers of the Corporation to be the Principal Financial Officer and the Principal Accounting Officer of the Corporation.

ARTICLE XI:  STOCK
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      Section 1 - Stock Certificates: The shares of stock of the Corporation shall be represented by certificates which shall be numbered and shall be entered on the stock records of the Corporation and registered as they are issued. Each certificate shall state on its face that the Corporation is formed under the laws of Michigan, the name of the person or persons to whom issued, the number and class of shares and the designation of the series the certificate represents, and the par value of each share represented by the certificate; shall be signed by the Chairman of the Board or a Vice Chairman or the President or one of the Vice Presidents and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; and shall be sealed with the seal of the Corporation or a facsimile thereof. When such certificates are countersigned by a transfer agent or registered by a registrar, the signatures of any such Chairman of the Board, Vice Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer, who shall have signed or whose facsimile signature shall have been placed on any such certificate, shall cease to be such officer of the Corporation before such certificate shall have been issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if the person, who signed such certificate or whose facsimile signature shall have been placed thereon, were such officer of the Corporation at the date of issue.

             Each certificate shall set forth on its face or back or state that the Corporation will furnish to a shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of stock of each class authorized to be issued and of each series so far as the same have been prescribed and the authority of the Board of Directors to designate and prescribe the relative rights, preferences and limitations of other series.

      Section 2 - Stock Records: The shares of stock of the Corporation shall be transferable on the stock records of the Corporation in person or by proxy duly authorized and upon surrender and cancellation of the old certificates therefore.

             The Board of Directors may fix a date preceding the date fixed for any meeting of the shareholders or any dividend payment date or the date for the allotment of rights or the date when any change, conversion or exchange of stock shall go into effect or the date for any other action, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights in respect of any such change, conversion or exchange of stock or to take such other action, as the case may be, notwithstanding any transfer of shares on the records of the Corporation or otherwise after any such record date fixed as aforesaid. The record date so fixed by the Board shall not be more than sixty nor less than ten days before the date of the meeting of the shareholders, nor more than sixty days before any other action. If the Board of Directors does not fix a date of record, as aforesaid, the record date shall be as provided by law.

      Section 3 - Stock - Preferred and Common: The Preferred Stock, and the Common Stock of the Corporation shall consist of shares having a par value of $.01 per share.

             The designations, relative rights, preferences, limitations and voting powers, or restrictions, or qualifications of the shares of Preferred Stock and Common Stock shall be as set forth in the Articles of Incorporation of the Corporation.

      Section 4 - Replacing Certificates: In case of the alleged loss, theft or destruction of any certificate of shares of stock and the submission of proper proof thereof, a new certificate may be issued in lieu thereof upon delivery to the Corporation by the owner or legal representative of a bond of indemnity against any claim that may be made against the Corporation on account of such alleged lost, stolen or destroyed certificate or such issuance of a new certificate.

ARTICLE XII:  AUTHORIZED SIGNATURES
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      Section 1 - Authorized Signatures: All checks, drafts and other negotiable instruments issued by the Corporation shall be made in the name of the Corporation and shall be signed manually or signed by facsimile signature by such one of the officers of the Corporation or such other person as the Chairman of the Board may from time to time designate.

ARTICLE XIII:  AMENDMENTS OF BYLAWS
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      Section 1 - Amendments, How Effected: These Bylaws may be amended or repealed, or new Bylaws may be adopted, either by the majority vote of the votes cast by the shareholders entitled to vote thereon or by the majority vote of the Directors then in office at any meeting of the Directors.


July 1, 1993